Exhibit 10.3

AMENDMENT NUMBER SIX
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2021 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”);

WHEREAS, L3Harris’ subsidiary, L3 Technologies, Inc. (“L3”), entered into a Sale Agreement with Communications & Power Industries LLC (“Purchaser”) dated as of September 1, 2021 pursuant to which L3 is selling to Purchaser its ESSCO business operated within the Aerospace Products sector of its Aviation Systems segment, as conducted through L3 ESSCO, Inc. (such agreement, as it may be amended from time to time, the “Sale Agreement”);

WHEREAS, as a result of such sale all “Continuing U.S. Employees” (for all purposes of this Amendment, as such term is defined in the Sale Agreement) will cease to participate in the Plan;

WHEREAS, the Sale Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Sale Agreement), each Continuing U.S. Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Head of Global Benefits desires to amend the Plan to reflect the above-described term of the Sale Agreement.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan, Special Rules Applying to Divestiture Accounts and Divestiture Participants, is hereby amended, contingent upon the occurrence of the “Closing” (as such term is defined in the Sale Agreement) and effective as of the Closing Date, to add a new paragraph at the end thereof as follows:

12.    Divestiture of ESSCO Business

(a) In General. The Company’s subsidiary, L3 Technologies, Inc., has entered into a Sale Agreement with Communications & Power Industries LLC dated as of September 1, 2021 pursuant to which L3 Technologies, Inc. will sell its ESSCO business operated within the Aerospace Products sector of its Aviation Systems segment, as conducted through L3 ESSCO, Inc. (such agreement, as it may be amended from time to time, the “ESSCO Sale Agreement”).

Exhibit 10.3

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the ESSCO Sale Agreement), the “Continuing U.S. Employees” (as such term is defined in the ESSCO Sale Agreement) shall be 100% vested in their Accounts under the Plan.
APPROVED by the HEAD OF GLOBAL BENEFITS on this 27th day of September, 2021.

                            /s/ Allison Oncel
Allison Oncel
Senior Director, Global Benefits
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